Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS SECOND QUARTER 2018 RESULTS

•	Q2 GAAP Operating Income of $54 Million

•
Operating Income Excluding Unusual Items Increased 20 Percent Compared with the Prior-Year Quarter to $52 Million, Exceeding Guidance Due to Strong Performance in Industrial and Rail As Well As Lower Corporate Costs

•	Q2 Revenues Increased 9 Percent Compared with the Prior-Year Quarter

•	GAAP Diluted Earnings per Share Totaled $0.48, While Adjusted Diluted Earnings per Share Excluding Unusual Items Increased 64 Percent to $0.36

•	2018 Full-Year Adjusted Operating Income Guidance Increased to Between $175 Million to $185 Million; Compared with Prior Range of $165 Million to $180 Million

CAMP HILL, PA (August 2, 2018) - Harsco Corporation (NYSE: HSC) today reported second quarter 2018 results. On a U.S. GAAP ("GAAP") basis, second quarter of 2018 diluted earnings per share from continuing operations were $0.48, which included Altek Group acquisition costs, a non-cash deferred tax asset valuation allowance adjustment, expenses incurred to amend and reprice the Company's credit facilities and a Metals & Minerals expense accrual reversal. Excluding these items, diluted earnings per share from continuing operations in the second quarter of 2018 were $0.36. These figures compare with second quarter of 2017 GAAP and adjusted diluted earnings per share from continuing operations of $0.22.

GAAP operating income from continuing operations for the second quarter of 2018 was $54 million. Excluding the above unusual items, operating income for the second quarter of 2018 was $52 million, which exceeded the guidance range of $45 million to $50 million previously provided by the Company.

"The second quarter included a number of achievements and milestones for Harsco,” said President and CEO Nick Grasberger. “The company reached its highest level of quarterly profitability in a number of years and each segment delivered double-digit margins. In addition, the momentum across our businesses continued to strengthen, as evidenced by strong backlog growth within Rail and Industrial. The added market visibility and continued internal execution has enabled us to once again raise our guidance for the year.”

“We also continue to pursue a pipeline of growth opportunities across Harsco. During the quarter, we completed our first acquisition in Metals & Minerals in over a decade. Altek fits perfectly with our environmental solutions strategy and provides us a breakthrough innovation that expands Harsco’s capabilities in managing industrial waste into the aluminum industry. We are confident that our continued execution against our strategic priorities will enable Harsco to achieve its financial goals and create additional value for shareholders.”

Harsco Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2018	Q2 2017 (1)
Revenues	$432	$395
Operating income from continuing operations - GAAP	$54	$43
Operating margin from continuing operations - GAAP	12.4%	10.9%
Diluted EPS from continuing operations - GAAP	$0.48	$0.22
Return on invested capital (TTM) - excluding unusual items	13.8%	9.6%
(1) 2017 figures reflect new pension accounting standard

Consolidated Second Quarter Operating Results

Total revenues were $432 million, an increase of 9 percent compared with the prior-year quarter as a result of higher revenues in each of the Company's business segments. The second quarter of 2018 included revenues of approximately $8 million related to the Company's multi-year contracts with SBB, or the federal railway system in Switzerland.

GAAP operating income from continuing operations was $54 million, while operating income excluding unusual items was $52 million for the second quarter of 2018. These figures compare with GAAP and adjusted operating income of $43 million in the same quarter of last year. Operating income in each of the Company's operating segments improved in comparison with the prior-year quarter. Also, Corporate spending decreased relative to the prior-year period, contributing to the year-on-year increase in operating income.

The Company's GAAP and adjusted operating margins in the second quarter of 2018 increased to 12.4 percent and 11.9 percent, respectively, versus an operating margin of 10.9 percent in the second quarter of 2017.

Second Quarter Business Review

Metals & Minerals

($ in millions)	Q2 2018	Q2 2017 (1)	%Change
Revenues	$272	$259	5%
Operating income - GAAP	$36	$31	13%
Operating margin - GAAP	13.1%	12.1%
Customer liquid steel tons (millions)	38.4	37.0	4%
(1) 2017 figures reflect new pension accounting standard

Revenues increased 5 percent to $272 million, mainly as a result of higher steel output and service levels as well as increased Applied Product sales. The segment's operating income in the second quarter of 2018 totaled $36 million, or $33 million when excluding the unusual items in the quarter. These figures compare with operating income of $31 million in the prior-year period. The improvement in adjusted operating earnings is attributable to the above items as well as positive impacts from net contract changes relative to the prior-year quarter, which were partially offset by higher general and administrative costs to support the Company's growth strategy. Lastly, the segment's operating margin was 13.1 percent and adjusted operating margin was 12.2 percent in the second quarter of 2018, compared with an operating margin of 12.1 percent in the same quarter of 2017.

Industrial

($ in millions)	Q2 2018	Q2 2017 (1)	%Change
Revenues	$92	$74	25%
Operating income - GAAP	$14	$9	53%
Operating margin - GAAP	15.4%	12.6%
(1) 2017 figures reflect new pension accounting standard

Revenues increased 25 percent to $92 million, due to increased demand and higher product prices across the Company's Industrial businesses. Meanwhile, operating income increased to $14 million from $9 million as a result of improved demand and more favorable product mix and margins. The segment's operating margin increased to 15.4 percent from 12.6 percent in the comparable quarter last year.

Rail

($ in millions)	Q2 2018	Q2 2017 (1)	%Change
Revenues	$68	$62	9%
Operating income - GAAP	$9	$8	5%
Operating margin - GAAP	12.8%	13.2%
(1) 2017 figures reflect new pension accounting standard

Revenues increased 9 percent to $68 million, including SBB revenues of approximately $8 million in the second quarter of 2018. Excluding the SBB impact, higher after-market parts revenues were offset by lower contract services revenues and machine sales outside of North America. Meanwhile, operating income totaled $9 million compared with $8 million in the prior-year quarter, with the increase attributable to higher demand and a more favorable mix of after-market parts as well as lower selling and administrative costs. These benefits were partially offset by a less favorable machine mix and lower contract services contributions. Lastly, the segment's operating margin was 12.8 percent in the second quarter of 2018, or 14.4 percent after excluding the SBB revenues.

Cash Flow

Net cash provided by operating activities totaled $55 million in the second quarter of 2018, compared with $53 million in the prior-year period. Further, free cash flow was $28 million in the second quarter of 2018, compared with $30 million in the prior-year period. The year-over-year change in free cash flow reflects an increase in net capital expenditures, partially offset by a modest increase in net cash from operating activities.

2018 Outlook

The Company's 2018 guidance is increased to reflect revised forecasts for the Industrial and Rail segments, as well as Corporate spending, as compared with the guidance provided along with the Company's first quarter 2018 results. For Industrial, operating income guidance is improved to reflect better demand and visibility relative to prior expectations. As a result, demand growth, a more favorable product mix and manufacturing savings are now expected to support a larger year-on-year increase in operating income compared with 2017. For Rail, operating income is expected to increase more than previously anticipated due to improved equipment demand in North America and higher sales of after-market parts. For the year, adjusted operating income in Rail is anticipated to be higher compared with 2017, as increased demand for after-market parts and Protran Technology products will be partially offset by a less favorable mix of equipment sales and lower contributions from contracting services. Meanwhile, Corporate spending is now expected to be similar to 2017, and the Metals & Minerals outlook is unchanged despite less favorable FX rates relative to a few months ago. For the year relative to 2017, higher customer steel output and commodity prices, new contract ramp-ups, operational savings and improved profitability in certain Applied Products businesses in M&M are expected to be only partially offset by exited sites and investments to support M&M growth initiatives.

Key highlights in the Outlook are included below.

Full Year 2018

•
GAAP operating income and adjusted operating income for the full year are expected to range from $177 million to $187 million and $175 million to $185 million, respectively; versus $165 million to $180 million previously and compared with 2017 GAAP operating income of $145 million and 2017 adjusted operating income of $150 million.

•
GAAP and adjusted diluted earnings per share from continuing operations for the full year are expected in the range of $1.31 to $1.39 and $1.19 to $1.27, respectively; versus $1.11 to $1.24 previously and compared with 2017 GAAP diluted earnings per share of $0.09 and 2017 adjusted diluted earnings per share of $0.74.

•
Free cash flow is expected in the range of $90 million to $100 million, versus $85 million to $100 million previously and compared with $93 million in 2017. Also, the free cash flow outlook anticipates net capital expenditures of between $125 million and $135 million and growth-oriented capital spending of $45 million to $50 million in 2018.

•	Net interest expense is forecasted to range from $36 million to $37 million; compared with $45 million in 2017.

•	The effective tax rate is expected to range from 26 percent to 28 percent.

•	Adjusted return on invested capital is expected to range from 14.5 percent to 15.5 percent; compared with 11.5 percent in 2017.

Q3 2018

•	GAAP and adjusted operating income of $50 million to $55 million; compared with GAAP operating income of $35 million and adjusted operating income of $39 million in the prior-year quarter.

•	GAAP and adjusted earnings per share from continuing operations of $0.34 to $0.40; compared with GAAP earnings per share of $0.16 and adjusted earnings per share of $0.20 in the prior-year quarter.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 60474064. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through August 16, 2018 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs;(3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the outcome of any disputes with customers, contractors and subcontractors; (15) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (16) implementation of environmental remediation matters; (17) risk and uncertainty associated with intangible assets; and (18) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended				Six Months Ended
	June 30				June 30
(In thousands, except per share amounts)	2018		2017		2018	2017
Revenues from continuing operations:
Service revenues	$257,963		$251,306		$512,925	$491,915
Product revenues	174,009		143,592		327,085	275,524
Total revenues	431,972		394,898		840,010	767,439
Costs and expenses from continuing operations:
Cost of services sold	195,906		193,235		395,279	382,717
Cost of products sold	122,976		100,728		234,956	199,518
Selling, general and administrative expenses	58,927		54,385		116,010	108,322
Research and development expenses	1,418		1,329		2,657	2,160
Other (income) expenses, net	(880)		2,072		942	2,966
Total costs and expenses	378,347		351,749		749,844	695,683
Operating income from continuing operations	53,625		43,149		90,166	71,756
Interest income	577		493		1,075	1,005
Interest expense	(9,993)		(12,405)		(19,576)	(24,058)
Defined benefit pension income (expense)	904		(675)		1,743	(1,374)
Loss on early extinguishment of debt	(1,034)		—		(1,034)	—
Income from continuing operations before income taxes	44,079		30,562		72,374	47,329
Income tax expense	(1,944)		(11,234)		(10,210)	(17,487)
Income from continuing operations	42,135		19,328		62,164	29,842
Discontinued operations:
Income on disposal of discontinued business	739		628		159	40
Income tax expense related to discontinued business	(163)		(225)		(35)	(14)
Income from discontinued operations	576		403		124	26
Net income	42,711		19,731		62,288	29,868
Less: Net income attributable to noncontrolling interests	(2,222)		(693)		(3,991)	(1,940)
Net income attributable to Harsco Corporation	$40,489		$19,038		$58,297	$27,928
Amounts attributable to Harsco Corporation common stockholders:
Income from continuing operations, net of tax	$39,913		$18,635		$58,173	$27,902
Income from discontinued operations, net of tax	576		403		124	26
Net income attributable to Harsco Corporation common stockholders	$40,489		$19,038		$58,297	$27,928
Weighted-average shares of common stock outstanding	80,861		80,535		80,756	80,460
Basic earnings per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.49		$0.23		$0.72	$0.35
Discontinued operations	0.01		0.01		—	—
Basic earnings per share attributable to Harsco Corporation common stockholders	$0.50		$0.24		$0.72	$0.35
Diluted weighted-average shares of common stock outstanding	83,643		82,850		83,594	82,558
Diluted earnings per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.48		$0.22		$0.70	$0.34
Discontinued operations	0.01		—		—	—
Diluted earnings per share attributable to Harsco Corporation common stockholders	$0.48	(a)	$0.23	(a)	$0.70	$0.34
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	June 30 2018	December 31 2017
ASSETS
Current assets:
Cash and cash equivalents	$64,422	$62,098
Restricted cash	2,665	4,111
Trade accounts receivable, net	295,390	288,034
Other receivables	27,349	20,224
Inventories	130,871	178,293
Current portion of contract assets	18,798	—
Other current assets	44,562	39,332
Total current assets	584,057	592,092
Property, plant and equipment, net	461,906	479,747
Goodwill	413,837	401,758
Intangible assets, net	86,265	38,251
Contract assets	3,566	—
Deferred income tax assets	42,387	51,574
Other assets	19,394	15,263
Total assets	$1,611,412	$1,578,685
LIABILITIES
Current liabilities:
Short-term borrowings	$5,349	$8,621
Current maturities of long-term debt	8,218	11,208
Accounts payable	137,491	126,249
Accrued compensation	43,133	60,451
Income taxes payable	5,707	5,106
Insurance liabilities	11,272	11,167
Current portion of advances on contracts	39,559	117,958
Other current liabilities	130,577	133,368
Total current liabilities	381,306	474,128
Long-term debt	652,431	566,794
Insurance liabilities	21,145	22,385
Retirement plan liabilities	228,063	259,367
Advances on contracts	13,493	—
Other liabilities	48,821	40,846
Total liabilities	1,345,259	1,363,520
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	141,812	141,110
Additional paid-in capital	185,512	180,201
Accumulated other comprehensive loss	(557,889)	(546,582)
Retained earnings	1,219,992	1,157,801
Treasury stock	(765,695)	(762,079)
Total Harsco Corporation stockholders’ equity	223,732	170,451
Noncontrolling interests	42,421	44,714
Total equity	266,153	215,165
Total liabilities and equity	$1,611,412	$1,578,685

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$42,711	$19,731	$62,288	$29,868
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,587	30,288	62,005	60,495
Amortization	2,632	1,987	4,566	4,008
Deferred income tax expense (benefit)	(4,295)	3,654	340	3,433
Dividends from unconsolidated entities	—	—	—	19
Other, net	1,093	2,803	3,037	5,708
Changes in assets and liabilities:
Accounts receivable	(16,597)	(14,924)	(21,445)	(42,806)
Inventories	315	(5,541)	(11,175)	(6,296)
Contract assets	4,305	—	(1,393)	—
Accounts payable	19	4,800	7,359	4,259
Accrued interest payable	(109)	(120)	(58)	166
Accrued compensation	10,086	7,987	(16,045)	(4,365)
Advances on contracts	(5,768)	3,519	(13,116)	(1,479)
Retirement plan liabilities, net	(6,078)	(2,840)	(18,330)	(11,221)
Other assets and liabilities	(3,959)	1,559	(11,334)	4,990
Net cash provided by operating activities	54,942	52,903	46,699	46,779
Cash flows from investing activities:
Purchases of property, plant and equipment	(29,599)	(23,711)	(56,496)	(40,700)
Purchases of businesses, net of cash acquired	(56,389)	—	(56,389)	—
Proceeds from sales of assets	2,776	528	3,153	1,534
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	880	4,137	(2,942)	4,170
Net cash used by investing activities	(82,332)	(19,046)	(112,674)	(34,996)
Cash flows from financing activities:
Short-term borrowings, net	682	(1,353)	(2,977)	2,302
Current maturities and long-term debt:
Additions	78,858	—	124,858	24,000
Reductions	(40,249)	(32,367)	(43,193)	(46,712)
Dividends paid to noncontrolling interests	(4,609)	(1,769)	(4,609)	(1,769)
Sale of noncontrolling interests	—	—	477	—
Stock-based compensation - Employee taxes paid	(2,905)	(1,273)	(3,614)	(1,326)
Deferred financing costs	(354)	(6)	(354)	(42)
Other financing activities, net	—	(368)	—	(368)
Net cash provided (used) by financing activities	31,423	(37,136)	70,588	(23,915)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(4,473)	1,626	(3,735)	3,029
Net increase (decrease) in cash and cash equivalents, including restricted cash	(440)	(1,653)	878	(9,103)
Cash and cash equivalents, including restricted cash, at beginning of period	67,527	64,429	66,209	71,879
Cash and cash equivalents, including restricted cash, at end of period	$67,087	$62,776	$67,087	$62,776

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	June 30, 2018		June 30, 2017
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$272,320	$35,661	$259,306	$31,464
Harsco Industrial	92,065	14,170	73,563	9,240
Harsco Rail	67,552	8,618	61,994	8,192
Corporate	35	(4,824)	35	(5,747)
Consolidated Totals	$431,972	$53,625	$394,898	$43,149

	Six Months Ended		Six Months Ended
	June 30, 2018		June 30, 2017
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$537,043	$63,396	$506,340	$57,221
Harsco Industrial	175,663	26,591	139,448	12,134
Harsco Rail	127,230	10,570	121,582	14,409
Corporate	74	(10,391)	69	(12,008)
Consolidated Totals	$840,010	$90,166	$767,439	$71,756

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
Diluted earnings per share from continuing operations as reported (a)	$0.48	$0.22	$0.70	$0.34
Harsco Metals & Minerals adjustment to slag disposal accrual (b)	(0.04)	—	(0.04)	—
Altek acquisition costs (c)	0.01	—	0.01	—
Loss on early extinguishment of debt (d)	0.01	—	0.01	—
Taxes on above unusual items (e)	—	—	—	—
Deferred tax asset valuation allowance adjustment (f)	(0.10)	—	(0.10)	—
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.36	$0.22	$0.58	$0.34

(a)	No unusual items were excluded in the three and six months ended June 30, 2017.

(b)	Harsco Metals & Minerals adjustment to previously accrued amounts related to the disposal of certain slag material in Latin America (Q2 and six months 2018 $3.2 million pre-tax).

(c)
Costs associated with the acquisition of Altek Europe Holdings Limited and its affiliated entities recorded in the Harsco Metals & Minerals Segment (Q2 and six months 2018 $0.8 million pretax) and at Corporate (Q2 and six months 2018 $0.4 million pretax).

(d)
Loss on early extinguishment of debt associated with the amending of the Company's existing Senior Secured Credit Facility in order to reduce the interest rate applicable to the Term Loan Facility (Q2 and six months 2018 $1.0 million pre-tax).

(e)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(f)	Adjustment of certain existing deferred tax asset valuation allowances as a result of the Altek acquisition (Q2 and six months 2018 $8.3 million).

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended
September 30
2017
Diluted loss per share from continuing operations as reported	$0.16
Harsco Metals & Minerals Segment bad debt expense (a)	0.06
Taxes on above unusual items (b)	(0.02)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.20

(a)	Bad debt expense incurred in the Harsco Metals & Minerals Segment ($4.6 million pre-tax).

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Twelve Months Ended
	December 31
	2017
Diluted earnings per share from continuing operations as reported	$0.09
Impact of U.S. Tax reform on income tax benefit (expense) (a)	0.59
Harsco Metals & Minerals Segment bad debt expense (b)	0.06
Loss on early extinguishment of debt (c)	0.03
Taxes on above unusual items (d)	(0.02)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.74	(e)

(a)	The Company recorded a charge as a result of revaluing net deferred tax assets and liabilities as a result of U.S. tax reform ($48.7 million).

(b)	Bad debt expense incurred in the Harsco Metals & Minerals Segment ($4.6 million pre-tax).

(c)	Loss on early extinguishment of debt recorded at Corporate ($2.3 million pre-tax).

(d)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(e)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING UNUSUAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2018:
Adjusted operating income (loss), excluding unusual items	$33,191	$14,170	$8,618	$(4,393)	$51,586
Revenues as reported	$272,320	$92,065	$67,552	$35	$431,972
Adjusted operating margin (%) excluding unusual items	12.2%	15.4%	12.8%		11.9%

Three Months Ended June 30, 2017 (a):
Operating income (loss) as reported (b)	$31,464	$9,240	$8,192	$(5,747)	$43,149
Revenues as reported	$259,306	$73,563	$61,994	$35	$394,898
Operating margin (%)	12.1%	12.6%	13.2%		10.9%

Six Months Ended June 30, 2018:
Adjusted operating income (loss) excluding unusual items	$60,926	$26,591	$10,570	$(9,960)	$88,127
Revenues as reported	$537,043	$175,663	$127,230	$74	$840,010
Adjusted operating margin (%) excluding unusual items	11.3%	15.1%	8.3%		10.5%

Six Months Ended June 30, 2017 (a):
Operating income (loss) as reported (b)	$57,221	$12,134	$14,409	$(12,008)	$71,756
Revenues as reported	$506,340	$139,448	$121,582	$69	$767,439
Operating margin (%)	11.3%	8.7%	11.9%		9.4%

(a) No unusual items were excluded from operating income in the three or six months ended June 30, 2017.
(b) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension costs ("NPPC") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating margin (%) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2018:
Operating income (loss) as reported	$35,661	$14,170	$8,618	$(4,824)	$53,625
Harsco Metals & Minerals adjustment to slag disposal accrual	(3,223)	—	—	—	(3,223)
Altek acquisition costs	753	—	—	431	1,184
Adjusted operating income (loss), excluding unusual items	$33,191	$14,170	$8,618	$(4,393)	$51,586
Revenues as reported	$272,320	$92,065	$67,552	$35	$431,972

Three Months Ended June 30, 2017 (a):
Operating income (loss) as reported (b)	$31,464	$9,240	$8,192	$(5,747)	$43,149
Revenues as reported	$259,306	$73,563	$61,994	$35	$394,898

(a) No unusual items were excluded in the three months ended June 30, 2017.
(b) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension cost ("NPPC") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Six Months Ended June 30, 2018:
Operating income (loss) as reported	$63,396	$26,591	$10,570	$(10,391)	$90,166
Harsco Metals & Minerals adjustment to slag disposal accrual	(3,223)	—	—	—	(3,223)
Altek acquisition costs	753	—	—	431	1,184
Adjusted operating income (loss), excluding unusual items	$60,926	$26,591	$10,570	$(9,960)	$88,127
Revenues as reported	$537,043	$175,663	$127,230	$74	$840,010

Six Months Ended June 30, 2017 (a):
Operating income (loss) as reported (b)	$57,221	$12,134	$14,409	$(12,008)	$71,756
Revenues as reported	$506,340	$139,448	$121,582	$69	$767,439

(a) No unusual items were excluded in the six months ended June 30, 2017.
(b) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension cost ("NPPC ") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2017:
Operating income (loss) as reported (a)	$23,613	$12,954	$4,391	$(6,330)	$34,628
Harsco Metals & Minerals Segment bad debt expense	4,589	—	—	—	4,589
Operating income (loss), excluding unusual items	$28,202	$12,954	$4,391	$(6,330)	$39,217
Revenues as reported	$255,163	$78,318	$51,134	$38	$384,653

(a) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension cost ("NPPC ") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS), EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2017:
Operating income (loss) as reported (a)	$102,362	$35,532	$32,954	$(25,455)	$145,393
Harsco Metals & Minerals bad debt expense	4,589	—	—	—	4,589
Adjusted operating income (loss), excluding unusual items	$106,951	$35,532	$32,954	$(25,455)	$149,982

(a) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension cost ("NPPC") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH USED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2018	2017	2018	2017
Net cash used by operating activities	$54,942	$52,903	$46,699	$46,779
Less capital expenditures	(29,599)	(23,711)	(56,496)	(40,700)
Plus capital expenditures for strategic ventures (a)	295	337	535	396
Plus total proceeds from sales of assets (b)	2,776	528	3,153	1,534
Free cash flow	$28,414	$30,057	$(6,109)	$8,009

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2017
Net cash provided by operating activities	$176,892
Less capital expenditures	(98,314)
Plus capital expenditures for strategic ventures (a)	865
Plus total proceeds from sales of assets (b)	13,418
Free cash flow	$92,861

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2018
(In millions)	Low	High
Net cash provided by operating activities	$215	$235
Less capital expenditures	(135)	(143)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	10	8
Free cash flow	$90	$100

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended June 30
(In thousands)	2018	2017
Income (loss) from continuing operations	$43,970	$(15,185)
Unusual items:
Impact of U.S. tax reform on income tax benefit	48,680	—
Harsco Metals & Minerals Segment bad debt expense	4,589	—
Loss on early extinguishment of debt	3,299	35,337
Harsco Metals & Minerals Segment adjustment to slag disposal accrual	(3,223)	—
Altek acquisition costs	1,184	—
Net loss on dilution and sale of equity investment	—	43,518
Harsco Rail Segment forward contract loss provision	—	5,000
Expense of deferred financing costs	—	1,125
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	—	(1,157)
Taxes on above unusual items (b)	(2,272)	(11,512)
Deferred tax asset valuation allowance adjustment	(8,292)	—
Net income from continuing operations, as adjusted	87,935	57,126
After-tax interest expense (c)	29,875	30,461

Net operating profit after tax as adjusted	$117,810	$87,587

Average equity	$230,115	$216,509
Plus average debt	626,590	700,588
Average capital	$856,705	$917,097

Return on invested capital excluding unusual items	13.8%	9.6%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)
The Company’s effective tax rate approximated 37% for the trailing twelve months for period ended June 30, 2017 and for the trailing twelve months for period ended June 30, 2018, 37% was used for July 1, 2017 through December 31, 2017 and 23% was used for January 1, 2018 through June 30, 2018, on an adjusted basis, for interest expense. The lower rate for 2018 is due to U.S. Tax reform.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2017
Income from continuing operations	$11,648
Unusual items:
Impact of U.S. tax reform on income tax benefit	48,680
Harsco Metals & Minerals Segment bad debt expense	4,589
Loss on early extinguishment of debt	2,265
Taxes on above unusual items (b)	(2,052)
Net income from continuing operations, as adjusted	65,130
After-tax interest expense (c)	29,957

Net operating profit after tax as adjusted	$95,087

Average equity	$189,560
Plus average debt	638,964
Average capital	$828,524

Return on invested capital excluding unusual items	11.5%

(a)
Return on invested capital excluding unusual items is net income from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 37% for the year ended December 31, 2017 on an adjusted basis, for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.